Exhibit 99.1

Qualstar Reports Third Quarter and YTD 2016 Results

Qualstar reports for third quarter a substantial improvement in financial performance with an almost breakeven quarter, $53K loss from operations versus a $1.5 M loss from operations for the same period in the prior year

November 9, 2016

SIMI VALLEY, CA — (Business Wire) - Qualstar® Corporation (Nasdaq: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, today announced its financial results for the third fiscal quarter ended September 30, 2016.

Consolidated Financial Highlights

(Amounts in thousands except per share data and percentages)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% ∆	2016	2015	% ∆
Net revenues	$2,666	$2,317	15.1%	$7,186	$8,371	(14.2)%
Gross profit	$761	$(35)	2,274.3%	$2,184	$2,011	8.6%
Gross margin	28.5%	(1.5)%		30.4%	24.0%
Loss from operations	$(53)	$(1,457)	96.4%	$(793)	$(2,168)	63.4%
Net loss	$(53)	$(1,456)	96.4%	$(803)	$(2,197)	63.5%
Loss per share (basic and diluted)	$(0.03)	$(0.71)		$(0.39)	$(1.08)
EBITDA	$(9)	$(1,403)		$(669)	$(2,028)
EBITDA margin[1]	(0.3)%	(60.6)%		(9.3)%	(24.2)%

1 EBITDA margin is EBITDA divided by net revenue.

●

Revenue in the third quarter of 2016 increased 15.1% to $2,666 from $2,317 in the same period a year ago. For the first nine months, revenue decreased 14.2% to $ 7,186 from $ 8,371 in the comparable nine-month period of 2015.

●

Gross margin increased to 28.5% in the third quarter of 2016 from (1.5)% in the same period last year. For the first nine months, gross margin improved to 30.4%, versus 24.0% in the first three quarters of 2015.

●

In the third quarter of 2016, net loss totaled $ 53 or $(0.03) per basic and diluted share, compared to net loss of $ 1,456 or $(0.71) per basic and diluted share in the same period last year. For the first nine months, net loss was $803 or $(0.39) per basic and diluted share, compared to a net loss of $2,197 or $(1.08) per basic and diluted share in the comparable period in 2015.

●	At September 30, 2016 the cash balance increased to $3,651 from $3,504 at June 30, 2016, a positive cash flow of $147 for the three months ended September 30, 2016, and the Company had no debt.

"We are encouraged by our financial results and excited about future prospects,” stated Steven N. Bronson, CEO and President of Qualstar Corporation. Mr. Bronson continued, “The expansion and revamping of our product line and investment in key aspects of the business have allowed us to build a stronger foundation which in turn has enabled us to be competitive. Additionally, the prudent financial controls that have been implemented during the last few years are delivering improved financial margins reinforcing the success of our turnaround strategy. We are also continuing to explore external opportunities to accelerate our top and bottom line numbers.”

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high efficiency and high density power supplies marketed under the N2Power™ brand, and of data storage systems marketed under the Qualstar™ brand. Our N2Power power supply products provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to, telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply Reliable™ designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. These forward-looking statements are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. The information contained in this press release is as of the date of this press release. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Transition Report on Form 10-KT for the transition period July 1, 2015 to December 31, 2015, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such Form 10-KT, and any subsequently filed reports. All of Qualstar’s filings are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

Contact Information:

Steven N. Bronson

Chief Executive Officer and President

Qualstar Corporation

805.617.4419

 QUALSTAR CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,651	$3,963
Accounts receivables net	1,732	1,630
Inventories, net	1,552	2,444
Prepaid expenses and other current assets	212	219
Total current assets	7,147	8,256
Non-current assets:
Property and equipment, net	321	446
Other assets	55	25
Total assets	$7,523	$8,727

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$705	$756
Accrued payroll and related liabilities	184	332
Deferred service revenue, short term	883	994
Other accrued liabilities	332	467
Total current liabilities	2,104	2,549
Long term liabilities:
Other long term liabilities	64	27
Deferred service revenue	109	104
Total long term liabilities	173	131
Total liabilities	2,277	2,680

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value; 5,000 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized, 2,042 shares issued and outstanding as of September 30, 2016 and December 31, 2015	19,063	19,061
Accumulated deficit	(13,817)	(13,014)
Total shareholders’ equity	5,246	6,047
Total liabilities and shareholders’ equity	$7,523	$8,727

QUALSTAR CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net revenues	$2,666	$2,317	$7,186	$8,371
Cost of goods sold	1,905	2,352	5,002	6,360
Gross profit	761	(35)	2,184	2,011
Operating expenses:
Engineering	232	341	850	1,007
Sales and marketing	276	413	933	1,394
General and administrative	306	668	1,194	1,778
Total operating expenses	814	1,422	2,977	4,179
Loss from operations	(53)	(1,457)	(793)	(2,168)
Other income (expense)	-	1	(10)	(29)
Loss before income taxes	(53)	(1,456)	(803)	(2,197)
Provision for income taxes	-	-	-	-
Net Loss	$(53)	$(1,456)	$(803)	$(2,197)
Loss per common share:
Basic and diluted	$(0.03)	$(0.71)	$(0.39)	$(1.08)
Weighted average common shares outstanding:
Basic and diluted	$2,042	$2,042	$2,042	$2,042

RECONCILIATION OF CONSOLIDATED NET LOSS TO CONSOLIDATED EBITDA

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(53)	$(1,456)	$(803)	$(2,197)
Adjustments to arrive at earnings before interest, Income taxes, depreciation and amortization (EBITDA):
Interest expense (income), net	-	(1)	(3)	(1)
Income tax expense (benefit)	-	-	-	-
Depreciation expense	44	54	137	170

EBITDA	$(9)	$(1,403)	$(669)	$(2,028)